Exhibit 3.3

BY-LAW NO. 2017-1

a by-law relating generally to the transaction of the business and affairs of

MILESTONE PHARMACEUTICALS INC.
MILESTONE PHARMACEUTIQUES INC.
(the “Corporation”)

TABLE OF CONTENTS

1 - DEFINITIONS		1

1.1	Definitions	1
1.2	Interpretation	1
1.3	Execution in Counterpart, by Facsimile and by Electronic Signature	1
1.4	Unanimous Shareholder Agreement	2

2 - GENERAL BUSINESS		2

2.1	Head Office	2
2.2	Seal	2
2.3	Financial Year	2
2.4	Execution of Instruments	2
2.5	Banking Arrangements	2
2.6	Voting Rights in Other Bodies Corporate	3

3 - DIRECTORS		3

3.1	Duties of Directors	3
3.2	Qualifications of Directors	3
3.3	Number of Directors	3
3.4	Quorum	3
3.5	Election and Term	3
3.6	Removal of Directors	4
3.7	Cessation of Office	4
3.8	Resignation	4
3.9	Vacancies	4
3.10	Borrowings	5
3.11	Action by the Board	5
3.12	Delegation	5
3.13	Resolution in writing	5
3.14	Meetings by Telephone, Electronic or other Communication Facility	5
3.15	Place of Meetings	6
3.16	Calling of Meetings	6
3.17	Notice of Meetings	6
3.18	First Meeting of New Board	6
3.19	Adjourned Meeting	6
3.20	Votes to Govern	6
3.21	Chairperson and Secretary	6
3.22	Remuneration and Expenses	7
3.23	Duty of Loyalty and Conflict of Interest	7
3.24	Contracts or Transactions - Disclosure of Interest	7
3.25	Contracts or Transactions — Votes	8
3.26	Dissent	8

4 - COMMITTEES		9

4.1	Committees of the Board	9
4.2	Transaction of Business	10
4.3	Procedure	10

5 - OFFICERS		10

5.1	Appointment of Officers	10
5.2	Agents and Attorneys	10

5.3	Disclosure of Interest	10
5.4	Mandate	11
5.5	Employment Conditions and Remuneration	11

6 - PROTECTION OF DIRECTORS AND OFFICERS		11

6.1	Indemnity of Directors and Officers	11
6.2	Insurance	12

7 - MEETINGS OF SHAREHOLDERS		12

7.1	General Business	12
7.2	Annual Meetings	12
7.3	Special Meetings	12
7.4	Resolution in Lieu of Meeting	13
7.5	Place of Meetings	13
7.6	Participation in Meetings by Electronic Means	13
7.7	Notice of Meetings	13
7.8	Waiver of Notice	14
7.9	Record Date for Notice	14
7.10	Chairperson and Secretary	14
7.11	Persons Entitled to be Present	14
7.12	Quorum	15
7.13	Right to Vote	15
7.14	Proxies and Representatives	15
7.15	Time for Deposit of Proxies	15
7.16	Joint Shareholders	15
7.17	Votes to Govern	16
7.18	Casting Vote	16
7.19	Show of Hands	16
7.20	Ballots	16
7.21	Adjournment	16
7.22	One Shareholder	16
7.23	Storage of Ballots and Proxies	17

8 - SHARES AND CERTIFICATES		17

8.1	Issuance of Shares	17
8.2	Payment of Shares	17
8.3	Unpaid Shares	17
8.4	Commissions	18
8.5	Securities Records	18
8.6	Register of Transfer	19
8.7	Registration of Transfer	19
8.8	Non-recognition of Trusts	20
8.9	Share Certificates	20
8.10	Certificated Shares	20
8.11	Uncertificated Shares	20
8.12	Replacement of Share Certificates	21
8.13	Joint Shareholders	21
8.14	Deceased Shareholders	21

9 - DIVIDENDS AND RIGHTS		21

9.1	Dividends	21

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9.2	Dividend Cheques	22
9.3	Non-receipt or Loss of Cheques	22
9.4	Record Date for Dividends and Rights	22
9.5	Unclaimed Dividends	22

10 - NOTICES		22

10.1	Method of Giving Notices	22
10.2	Notice to Joint Shareholders	23
10.3	Computation of Time	23
10.4	Undelivered Notices	23
10.5	Omissions and Errors	23
10.6	Persons Entitled by Death or Operation of Law	23
10.7	Waiver of Notice	23

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1 - DEFINITIONS

1.1                               Definitions

In this by-law, and all other by-laws of the Corporation, unless the context indicates otherwise:

a)                                     “Act” means the Business Corporations Act (Québec), or any statute which may be substituted therefor, including the regulations made thereunder as amended from time to time;

b)                                     “Articles” shall mean original or restated articles of constitution, of amendment, of amalgamation, of continuance, of dissolution and any other documents by which the Corporation is formed;

c)                                      “Board” means the board of directors of the Corporation;

d)                                     “Director” means a member of the board;

e)                                      “Person” includes an individual, a sole proprietorship, a partnership, an association, a labour organization, an organization, a trust, a body corporate and all individuals acting as a trustee, executor, curator or as any other legal representative;

f)                                       “Shareholders Meeting” means an annual shareholders meeting or a special meeting of shareholders; and

g)                                      “Unanimous Shareholder Agreement” means an agreement referred to in section 213 of the Act among all the shareholders of the Corporation.

1.2                               Interpretation

a)                                     words importing the singular number also include the plural and vice-versa; words importing the masculine gender include the feminine and vice-versa;

b)                                     all words used in this by-law and defined in the Act shall have the meanings given to such words in the Act or in the related parts thereof.

1.3                               Execution in Counterpart, by Facsimile and by Electronic Signature

Subject to the Act, any notice, resolution, requisition, statement or other document required or permitted to be executed for the purposes of the Act, may be signed by way of electronic signature, by way of a facsimile signature or by way of signing several similar documents by one or more persons, and those documents, when duly signed by all persons required or permitted to sign, as appropriate, shall constitute a single document for the purposes of the Act.

1.4                               Unanimous Shareholder Agreement

Where any provision in this by-law conflicts with any provision of a unanimous shareholder agreement, the provision of such unanimous shareholder agreement shall govern to the extent permitted by the Act.

2 - GENERAL BUSINESS

2.1                               Head Office

The head office of the Corporation must be permanently located in Québec. The Corporation may relocate its head office in accordance with the Act.

2.2                               Seal

The Corporation may have a seal, which shall be adopted and may be changed by the board. The absence of a seal on a document of the Corporation does not render the document invalid.

2.3                               Financial Year

Until changed by the board, the financial year of the Corporation shall end on the 31st day of December in each year.

2.4                               Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments shall be signed on behalf of the Corporation by any director or officer of the Corporation. In addition, the board may from time to time direct the manner in which, and the person or persons by whom, any particular instrument or class of instruments may or shall be signed.

Notwithstanding the foregoing, the secretary or any other officer or any director may sign certificates and similar instruments (other than share certificates) on the Corporation’s behalf with respect to any factual matters relating to the Corporation’s business and affairs, including certificates verifying copies of the articles, by-laws, resolutions and minutes of meetings of the Corporation.

2.5                               Banking Arrangements

The banking business of the Corporation, or any part or division of the Corporation, shall be transacted with such bank, trust company or other firm or body corporate as the board may designate, appoint or authorize from time to time and all such banking business, or any part thereof, shall be transacted on the Corporation’s behalf by such one or more officers or other persons as the board may designate, direct or authorize from time to time and to the extent thereby provided.

2.6                               Voting Rights in Other Bodies Corporate

Except as otherwise provided by the board, the president has the full power to represent the Corporation, and more particularly to vote all of the shares or other securities carrying voting rights of any other entity held from time to time by the Corporation, at any and all meetings of shareholders, bondholders, debentureholders or holders of other securities (as the case may be) of such other entity and exercise all other rights attached to the said shares or securities as if he were the owner thereof. The board may, from time to time, appoint any other officer for the same purpose.

3 - DIRECTORS

3.1                               Duties of Directors

Subject to any unanimous shareholder agreement, the board exercises all the powers necessary to manage, or supervise the management of the business and affairs of the Corporation.

3.2                               Qualifications of Directors

Any natural person may be a director of the Corporation unless such a person is less than 18 years of age, is under guardianship or curatorship, is of unsound mind and has been so found by a court in Canada or elsewhere, is a person for whom the court prohibits the exercise of this function, or has the status of bankrupt. A director is not required to hold shares of the Corporation.

3.3                               Number of Directors

The board is composed of one or more directors. The board will consist of the number of directors as required by the articles or will be fixed pursuant to the Act.

If the Corporation is a reporting issuer, the board is composed of not fewer than three directors, at least two of whom must not be officers or employees of the Corporation or an affiliate of the Corporation.

3.4                               Quorum

A majority of the directors in office constitutes a quorum at any meeting of the board. In the absence of a quorum within the first fifteen (15) minutes following the start of the meeting, the directors may only deliberate on the meeting’s adjournment. A quorum of directors may exercise all the powers of the board despite any vacancy on the board.

3.5                               Election and Term

Directors shall be elected by the shareholders at the first meeting of shareholders and at each subsequent annual meeting at which an election of directors is required, by an ordinary resolution adopted by a majority of the votes cast by shareholders able to vote on such resolution, and shall hold office until the next annual meeting of shareholders or, if elected for an expressly stated term, for a term expiring no later than three (3) years following the election. The election need not be by ballot unless a ballot is demanded by any shareholder or required by the chairperson in accordance with section 7.20. If an election of directors is not held at an annual meeting of shareholders at which such election is required, the incumbent directors shall continue in office until their resignation, replacement or removal.

3.6                               Removal of Directors

Subject to the Act, the shareholders may, by ordinary resolution passed by a majority of votes cast at a special meeting of shareholders duly called for that purpose, remove any director or directors and may at that meeting elect a qualified person for the remainder of such term.

If shareholders holding a certain class or series of shares have an exclusive right to elect one or more directors, a director so elected may only be removed by ordinary resolution passed at a meeting of the shareholders holding such class or series of shares.

A director whose removal is to be proposed at a shareholders meeting must be informed of the time and place of the meeting within the same delays as those prescribed for the calling of such meeting. Such director may attend the meeting and be heard or, if not in attendance, may explain, in a written statement read by the person presiding over the meeting or made available to the shareholders before or at the meeting, why he or she opposes the resolution proposing his or her removal. In addition, any vacancy created by the removal of a director may be filled by a resolution of the shareholders at the shareholders meeting at which the director is removed or, if it is not, at a subsequent meeting of the board.

3.7                               Cessation of Office

A director ceases to hold office when he dies, resigns, is removed or becomes disqualified from holding office.

3.8                               Resignation

A director may resign from office by delivering or sending a written notice to the Corporation and such resignation becomes effective at the time the director’s written resignation is received by the Corporation or at the time specified in the notice, whichever is later. A director will immediately cease to hold office when such director no longer meets the requirements to hold office as specified by the Act.

3.9                               Vacancies

Subject to the Act or to the articles, a quorum of directors may fill a vacancy on the board.

If there is no quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office must without delay call a special shareholders meeting to fill the vacancies on the board. If the directors refuse or fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

A director appointed or elected to fill a vacancy holds office for the unexpired term of his or her predecessor and remains in office until his successor is elected or nominated.

3.10                        Borrowings

Subject to any unanimous shareholder agreement, the board may, on behalf of the Corporation:

a)                                     borrow money;

b)                                     issue, reissue, sell or hypothecate its debt obligations;

c)                                      enter into a suretyship to secure performance of an obligation of any person; and

d)                                     hypothecate all or any of its property, owned or subsequently acquired, to secure any obligation.

3.11                        Action by the Board

Subject to any unanimous shareholder agreement and the Act, the board shall exercise its powers by or pursuant to a resolution passed at a meeting of the board at which a quorum is present or approved in writing by all directors in office. The sole director of the Corporation may regularly constitute a meeting.

3.12                        Delegation

Subject to the Act, the articles, any by-laws and any unanimous shareholder agreement, the board may from time to time delegate to a director, a committee of the board or an officer or such other person or persons so designated by the board all or any of the powers conferred on the board by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

3.13                        Resolution in writing

A resolution in writing, signed by all the directors entitled to vote thereon is as valid as if it had been passed at a meeting of the board or, as the case may be, of a committee of the board. If the Corporation has only one director, such director may pass a resolution in lieu of holding a meeting. A copy of the resolution must be kept with the minutes of the meetings of the board.

3.14                        Meetings by Telephone, Electronic or other Communication Facility

A director may, if all of the directors present or participating at a meeting consent, participate in a meeting of the board or of a committee of the board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director who participates in such meeting by such means is deemed to be present at that meeting.

3.15                        Place of Meetings

Meetings of the board are held at the registered office of the Corporation or at any other place within or outside of Québec.

3.16                        Calling of Meetings

Meetings of the board shall be held from time to time at such place, on such day and at such time as the board, the chairperson of the board, the president, the secretary or any two directors may determine. Meetings are called by the chairperson of the board, the president or two directors or by the secretary upon being asked to call such a meeting by the chairperson of the board, the president or two directors.

3.17                        Notice of Meetings

The notice stating the time and place of the meeting and specifying any matter to be dealt with relating to powers which the board may not delegate, shall be given to each director at least 48 hours before the meeting is to occur. This notice does not have to be given in writing.

Any director may waive a notice of a meeting of the board. Attendance of a director at a meeting of the board constitutes a waiver of notice of such meeting unless the director attends such meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not duly called.

3.18                        First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting following the meeting of shareholders at which such board is elected.

3.19                        Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.20                        Votes to Govern

Subject to the Act or any unanimous shareholders agreement, at all meetings of the board, any question shall be decided by a majority of the votes cast on the question and, in the case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote. Any question at a meeting of the board shall be decided by a show of hands unless a ballot is required or demanded.

3.21                        Chairperson and Secretary

The chairperson of the board or, in the chairperson’s absence, the president or, in the president’s absence, a vice-president shall be chairperson of any meeting of the board. If none of these officers are present, the directors present shall choose one of their number to be chairperson. The secretary of the Corporation shall act as secretary at any meeting of the board and, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint a person, who need not be a director, to act as secretary of the meeting.

3.22                        Remuneration and Expenses

Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as directors as the board may from time to time authorize. In addition, the board may authorize, by resolution, a special remuneration to a director who executes specific or additional duties on behalf of the Corporation. The directors shall also be entitled to be paid in respect of travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof or in otherwise serving the Corporation. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

3.23                        Duty of Loyalty and Conflict of Interest

Subject to the Act, the directors are bound by the same obligations as are imposed by the Civil Code of Québec (Québec) on any director of a legal person. Consequently, in the exercise of their functions, the directors are duty-bound toward the Corporation to act with prudence and diligence, honesty and loyalty and in the interest of the Corporation.

In particular, but without limiting the generality of the foregoing, a director may not mingle the property of the Corporation with his own property nor may he use for his own profit or that of a third person any property of the Corporation or any information he obtains by reason of his duties, unless he is authorized to do so by the shareholders of the Corporation. Directors shall avoid placing themselves in any situation where their personal interests would be in conflict with their obligations as a director.

3.24                        Contracts or Transactions - Disclosure of Interest

A director must disclose the nature and value of any interest he or she has in a contract or transaction to which the Corporation is a party. “Interest” means any financial stake in a contract or transaction that may reasonably be considered likely to influence decision-making. Furthermore, a proposed contract or a proposed transaction, including related negotiations, is considered a contract or transaction.

A director must also disclose any contract or transaction to which the Corporation and any of the following are a party:

a)                                     an associate of the director or officer;

b)                                     a group of which the director or officer is a director or officer; or

c)                                      a group in which the director or officer or an associate of the director or officer has an interest.

The director satisfies the requirement if he or she discloses, in a case specified in subparagraph b) above, the directorship or office held within the group or, in a case specified in subparagraph c) above, the nature and value of the interest he or she or his or her associate has in the group.

Unless it is recorded in the minutes of the first meeting of the board at which the contract or transaction is discussed, the disclosure of an interest, contract or transaction must be made in writing to the board as soon as the director becomes aware of the interest, contract or transaction.

The disclosure must be made even in the case of a contract or transaction that does not require approval by the board.

3.25                        Contracts or Transactions — Votes

No director may vote on a resolution to approve, amend or terminate a contract or transaction described in section 3.24 or be present during deliberations concerning the approval, amendment or termination of such a contract or transaction, unless the contract or transaction:

a)                                     relates primarily to the remuneration of the director or an associate of the director as a director of the Corporation or an affiliate of the Corporation;

b)                                     relates primarily to the remuneration of the director or an associate of the director as an officer, employee or mandatary of the Corporation or an affiliate of the Corporation, if the Corporation is not a reporting issuer;

c)                                      is for indemnity or liability insurance; or

d)                                     is with an affiliate of the Corporation, and the sole interest of the director is as a director or officer of the affiliate.

If no quorum exists for the purpose of voting on a resolution to approve a contract or transaction only because a director is not permitted to be present during deliberations, the other directors present are deemed to constitute a quorum for the purpose of voting on the resolution.

If all the directors are required to abstain from voting, the contract or transaction may be approved solely by the shareholders entitled to vote, by ordinary resolution. The disclosure required by section 3.24 must be made to the shareholders in a sufficiently clear manner before the contract or transaction is approved.

3.26                        Dissent

A director who is present at a meeting of the board or a committee of the board is deemed to have consented to any resolution passed at the meeting unless:

a)                                     the director’s dissent has been entered in the minutes;

b)                                     the director sends a written dissent to the secretary of the meeting before the meeting is adjourned; or

c)                                      the director delivers a written dissent to the chair of the board, sends it to the chair by any means providing proof of the date of receipt or delivers it to the head office of the Corporation immediately after the meeting is adjourned.

A director is not entitled to dissent after voting for or consenting to a resolution.

A director who was not present at a meeting at which a resolution was passed is deemed to have consented to the resolution unless he delivers a written dissent to the chair of the board, sends it to the chair of the board by any means providing proof of the date of receipt or delivers it to the head office of the Corporation within seven days after becoming aware of the resolution.

4 - COMMITTEES

4.1                               Committees of the Board

The board may, by resolution, appoint one or more committees composed of directors and delegate to any such committee any of the powers of the board, except for the following powers which, in accordance with the Act, must be exclusively exercised by the board:

a)                                     submit to the shareholders any question or matter requiring their approval;

b)                                     fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

c)                                      appoint the president of the Corporation, the chair of the board, the chief executive officer, the chief operating officer or the chief financial officer, regardless of their title, and to determine their remuneration;

d)                                     authorize the issue of shares;

e)                                      approve the transfer of unpaid shares;

f)                                       declare dividends;

g)                                      acquire, including by purchase, redemption or exchange, shares issued by the Corporation;

h)                                     split, consolidate or convert shares;

i)                                         authorize the payment of a commission to a person who purchases shares or other securities of the Corporation, or procures or agrees to procure purchasers for those shares or securities;

j)                                        approve the financial statements presented at the annual shareholders meeting;

k)                                     adopt, amend or repeal by-laws;

l)                                         authorize calls for payment;

m)                                 authorize the confiscation of shares;

n)                                     approve an amendment to the articles allowing a class of unissued shares to be divided into series, and to determine the designation of and the rights and restrictions attaching to those shares; or

o)                                     approve a short-form amalgamation.

4.2                               Transaction of Business

The powers of a committee of the board may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Québec and, subject to the provisions of paragraph 3.14 which apply with the necessary modifications, the meetings may be held by telephone, electronic or other communication facility.

4.3                               Procedure

Unless otherwise determined by a resolution of the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure. Each committee must provide the board with a report concerning its activities if the board makes such a request. The board may cancel or modify any decision made by the committee.

5 - OFFICERS

5.1                               Appointment of Officers

Subject to any unanimous shareholder agreement, the board may from time to time appoint a chairperson of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the Act, delegate to such officers powers to manage, or supervise the management of, the business and affairs of the Corporation other than any of the powers listed in section 4.1. An officer may but need not be a director and any person may hold more than one office.

5.2                               Agents and Attorneys

The board shall have the power from time to time to appoint agents or attorneys for the Corporation in or out of the Province of Québec with such powers of management or otherwise (including the power to sub-delegate) as the board may determine.

5.3                               Disclosure of Interest

An officer must disclose the nature and value of any interest he or she has in a contract or transaction to which the Corporation is a party, in the same way that a director must disclose such an interest pursuant to section 3.24. In the case of an officer who is not a director, disclosure must be made as soon as:

a)                                     the officer becomes an officer;

b)                                     the officer becomes aware that the contract or transaction is to be discussed or has been discussed at a meeting of the board; or

c)                                      the officer or the officer’s associate acquires an interest in the contract or transaction, if it was entered into earlier.

5.4                               Mandate

The board may, at its own discretion, remove any officer of the Corporation, without harming his rights under his terms of employment. Each officer appointed by the board will remain in office until his resignation, replacement or removal.

5.5                               Employment Conditions and Remuneration

Subject to a unanimous shareholders agreement, the board shall fix, from time to time, by resolution, the terms of employment and the remuneration of the officers it appoints.

6 - PROTECTION OF DIRECTORS AND OFFICERS

6.1                               Indemnity of Directors and Officers

Subject to the following, the Corporation must indemnify a director or officer of the Corporation, a former director or officer of the Corporation, a mandatary, or any other person who acts or acted at the Corporation’s request as a director or officer of another group, against all costs, charges and expenses reasonably incurred in the exercise of their functions, including an amount paid to settle an action or satisfy a judgment, or arising from any investigative or other proceeding in which the person is involved if:

a)                                     the person acted with honesty and loyalty in the interest of the Corporation or, as the case may be, in the interest of the other group for which the person acted as director or officer or in a similar capacity at the Corporation’s request; and

b)                                     in the case of a proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful.

The Corporation must also advance moneys to such a person for the costs, charges and expenses of a proceeding referred to in the above paragraph.

However, in the event that a court or any other competent authority judges that the conditions set out in subparagraphs 1 and 2 above are not fulfilled, the Corporation may not indemnify the person and the person must repay to the Corporation any moneys advanced. In addition, the Corporation is not required to indemnify the person if a court has judged that the person committed an intentional or gross fault. The person will then be required to repay to the Corporation any moneys advanced.

The Corporation may, with the approval of the court, in respect of an action by or on behalf of the Corporation or other group referred to above, against a person referred to above, advance the necessary monies to the person or indemnify the person against all costs, charges and expenses reasonably incurred by the person in connection with the action, if the person fulfills the conditions set out above.

6.2                               Insurance

The Corporation may purchase and maintain insurance for the benefit of its directors, officers and other mandataries against any liability they may incur as such or in their capacity as directors, officers or mandataries of another group, if they act or acted in that capacity at the Corporation’s request.

7 - MEETINGS OF SHAREHOLDERS

7.1                               General Business

The Corporation must hold an annual shareholders meeting; if necessary, the Corporation may also hold one or more special shareholder meetings.

7.2                               Annual Meetings

An annual shareholders meeting of shareholders entitled to vote at such a meeting must be held not later than 18 months after the Corporation is constituted and, subsequently, not later than 15 months after the last preceding annual shareholders meeting, for the purpose of:

a)                                     considering the financial statements of the Corporation for the fiscal year ending within six (6) months preceding the date of such meeting and the auditor’s report thereon, if any;

b)                                     considering any other financial information presentation of which is required by the articles, the by-laws or a unanimous shareholder agreement;

c)                                      electing directors;

d)                                     appointing the auditor, if any; and

e)                                      deliberating with respect to all other matters which may be presented at the meeting.

The board calls the annual shareholders meeting. Otherwise, the meeting may be called by the shareholders in accordance with the Act or with section 7.3 below.

7.3                               Special Meetings

The board may at any time call a special shareholders meeting.

The holders of not less than 10% of the issued shares that carry the right to vote at a shareholders meeting sought to be held may requisition the board to call a shareholders meeting for the purposes stated in the requisition. The requisition, signed by at least one shareholder, must state the business to be transacted at the meeting and must be sent to each director and to the head office of the Corporation. On receiving the requisition, the board calls a shareholders meeting to transact the business stated in the requisition. If the board does not within 21 days after receiving the requisition call a meeting, any shareholder who signed the requisition may call the meeting. Unless the shareholders otherwise resolve at a meeting called by shareholders, the Corporation must reimburse the shareholders for the expenses reasonably incurred by them in requisitioning, calling and holding the meeting.

7.4                               Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders entitled to vote thereon at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders.

A copy of the resolution must be kept with the minutes of the shareholders meetings.

7.5                               Place of Meetings

Subject to the articles or any unanimous shareholder agreement, shareholders meetings must be held in Québec at the place determined by the board. If the articles so allow, or in the absence of such a provision, if all the shareholders entitled to vote at the meeting agree, the meeting may be held at a place outside of Québec.

7.6                               Participation in Meetings by Electronic Means

A meeting may be held solely by means of equipment enabling all participants to communicate directly with one another.

In addition, any person entitled to attend a shareholders meeting may participate in the meeting by means of any equipment enabling all participants to communicate directly with one another. A person participating in a meeting by such means is deemed present at the meeting.

Any shareholder participating in a shareholders meeting by means of equipment enabling all participants to communicate directly with one another may vote by any means enabling votes to be cast in a way that allows them to be verified afterwards and protects the secrecy of the vote when a secret ballot has been requested.

7.7                               Notice of Meetings

Any notice of a meeting of shareholders specifying the time and place of the meeting must be sent, in writing and by any means providing proof of the date of receipt, to each shareholder entitled to vote at the meeting, not less than 10 days before the meeting; in the case of a reporting issuer, the notice must be sent not less than 21 days and not more than 60 days before the meeting.

Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and contain the text of any special resolution to be submitted to the meeting. All business transacted at a special meeting of the shareholders and all business transacted at an annual shareholders meeting, except consideration of the financial statements and auditor’s report, the appointment of the auditor and the election of directors, is deemed to be special business.

If a director or a shareholder entitled to vote at a shareholders meeting gives written notice not less than 10 days before the meeting to the auditor or a former auditor of the Corporation, the auditor or former auditor attends the meeting at the Corporation’s expense and answers any question relating to their duties as auditor.

7.8                               Waiver of Notice

A shareholder or director may waive notice of a shareholder meeting; the waiver may be given either before or after the meeting. Their attendance at the meeting is a waiver of notice of the meeting unless they attend the meeting for the sole purpose of objecting to the holding of the meeting on the grounds that it was not lawfully called or held.

7.9                               Record Date for Notice

If the Corporation is a reporting issuer or has 50 or more shareholders, the board may fix in advance, not less than 21 days and not more than 60 days before the meeting, a record date for the purpose of determining the shareholders entitled to receive a notice of the meeting or entitled to vote at the meeting. If no record date is fixed, the record date for the purpose of determining the shareholders entitled to receive a notice or entitled to vote shall be the close of business on the day immediately preceding the day on which the notice of the meeting is given.

7.10                        Chairperson and Secretary

The chairperson of the board or, in the chairperson’s absence, the president or, in the president’s absence, a vice-president shall be chairperson of any meeting of shareholders. If none of these officers are present within 15 minutes after the time appointed for holding the meeting, the persons present and entitled to vote shall choose a chairperson from amongst themselves. The secretary of the Corporation shall act as secretary at any meeting of shareholders or, if the secretary of the Corporation is absent, the chairperson of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by resolution or by the chairperson with the consent of the meeting in accordance with the procedure set out in section 7.17.

7.11                        Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting in accordance with the procedure set out in section 7.17.

7.12                        Quorum

A quorum of shareholders is present at a meeting of shareholders irrespective of the number of persons actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. A quorum need not be present throughout the meeting provided a quorum is present at the opening of the meeting.

7.13                        Right to Vote

Subject to a record date established in accordance with section 7.9, at a shareholders meeting, the shareholders registered on the securities register of the Corporation are entitled to exercise the voting rights attached to the shares in their name.

7.14                        Proxies and Representatives

Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be signed in writing or by electronic signature by the shareholder or the shareholder’s representative authorized in writing or by electronic signature.

Unless otherwise indicated, a proxy lapses one year after the date it is given. It may be revoked at any time.

A proxyholder has the same rights as the shareholder represented to speak at a shareholders meeting in respect of any matter and to vote at the meeting. However, a proxyholder who has conflicting instructions from more than one shareholder may not vote by a show of hands.

7.15                        Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of non-business days, before which proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, it shall have been received prior to the time of voting by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof.

7.16                        Joint Shareholders

If two or more persons hold shares jointly, one of those holders present at a meeting of shareholders may in the absence of the others vote the share, but if two or more of those persons who are present, in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

7.17                        Votes to Govern

Except as otherwise required by the Act, the articles and any unanimous shareholder agreement, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast by all who are entitled to vote.

7.18                        Casting Vote

In case of an equality of votes at any meeting of shareholders, regardless of the manner of voting, the chairperson of the meeting shall not be entitled to a second or casting vote.

7.19                        Show of Hands

Any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Every person who is present and entitled to vote thereon shall have one vote. Whenever a vote by any means other than by ballot is taken, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

7.20                        Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, the chairperson may require, or any shareholder or proxyholder entitled to vote at the meeting may demand, a ballot. A ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which the person is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

7.21                        Adjournment

If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

7.22                        One Shareholder

Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

7.23                        Storage of Ballots and Proxies

The Corporation must, for at least three months after a shareholders meeting, keep at its head office the ballots cast and the proxies presented at the meeting. Any shareholder or proxyholder who was entitled to vote at the meeting may, without charge, inspect the ballots and proxies kept by the Corporation.

8 - SHARES AND CERTIFICATES

8.1                               Issuance of Shares

Subject to any provision providing otherwise in the articles or in a unanimous shareholder agreement, including a provision granting pre-emptive rights to shareholders, shares may be issued at the times, to the persons, including directors and officers, and for the consideration that the board determines. The board may, by resolution, accept subscriptions, issue and allot unissued shares from the Corporation’s share capital and grant exchange rights, options or acquisition rights with respect to those shares.

8.2                               Payment of Shares

Shares may be issued whether or not they are fully paid. However, shares may only be considered paid if consideration equal to the issue price determined by the board has been paid to the Corporation.

Consideration for the shares issued by the Corporation is payable in money, or in property or past services determined by the board to be the fair equivalent of the money consideration, considering all the circumstances.

A promissory note or a promise to pay made by a person to whom shares are issued, or a person who does not deal at arm’s length, within the meaning of that expression in the Taxation Act (Québec), with a person to whom shares are issued does not constitute consideration for the shares.

8.3                               Unpaid Shares

Unless the terms of payment for shares are determined by contract, the board may call for payment of all or part of the unpaid amounts on shares subscribed or held by the shareholders.

A call for payment is deemed to be made on the day the board passes a resolution providing for it. Notice of the call for payment stating the amount due and the time for payment must be sent to the shareholders.

If a shareholder does not make the required payment following a call for payment, the board may confiscate, without further formality, the shares for which payment has not been made. The confiscation is recorded in the securities register.

The board may transfer the shares so confiscated to a new acquirer, register their transfer and, if applicable, cancel the certificates representing them, whether or not the shareholder has returned the endorsed certificates to the Corporation, and issue a new certificate to the acquirer.

If the terms of payment for shares are determined by contract, the board may, after sending a demand letter, confiscate the shares without further formality if the shareholder who subscribed for or acquired them has failed to comply with such terms.

If the acquirer is not bound by a contract with the Corporation with respect to payment of the shares, the provisions relating to a call for payment apply to the acquirer.

Within 10 days after disposing of the confiscated shares, the Corporation must inform the shareholder of the proceeds obtained from the disposition and remit any surplus to the shareholder. The shareholder is liable for the unpaid balance on the shares if the proceeds of disposition do not cover the amounts payable.

Instead of confiscating shares, the Corporation may apply to the court in order to recover the amounts due from defaulting shareholders.

A shareholder who is in arrears with respect to a call for payment or has defaulted on payment of shares in accordance with the contract between the shareholder and the Corporation may not vote at any shareholders meeting.

The unpaid amounts on shares subscribed to by shareholders exercising with respect to those shares a right to demand repurchase of shares pursuant to section 372 and following of the Act become payable from the moment the shareholder sends a notice to the Corporation pursuant to section 376 of the Act.

8.4                               Commissions

The board may, from time to time, authorize the Corporation to pay a reasonable commission to any person in consideration of the person’s purchasing or agreeing to purchase shares or other securities of the Corporation from the Corporation, or procuring or agreeing to procure purchasers for any such shares or securities.

8.5                               Securities Records

The securities register of the Corporation must contain the following information with respect to its shares:

a)                                     the names, in alphabetical order, and the addresses of present and past shareholders;

b)                                     the number of shares held by each such shareholder;

c)                                      the date and details of the issue and transfer of each share; and

d)                                     any amount due on any share.

The register must contain, if applicable, the same information with respect to the Corporation’s debentures, bonds, notes and other securities, with the necessary modifications.

8.6                               Register of Transfer

The Corporation shall cause to be kept a register of transfers in which all transfers of securities issued by the Corporation in registered form and the date and other particulars of each transfer shall be set out.

Subject to the Act, the transfer of shares is governed by the Act respecting the transfer of securities and the establishment of security entitlements (Québec).

8.7                               Registration of Transfer

If an endorsed share certificate in registered form is presented to the Corporation with a request to register a transfer of the certificated share or an instruction is presented to the Corporation with a request to register a transfer of an uncertificated share, the Corporation registers the transfer as requested if:

a)                                     under the terms of the share, the purchaser is eligible to have the share registered in that person’s name;

b)                                     the endorsement or instruction is made by the appropriate person or by that person’s representative;

c)                                      reasonable assurance is given that the endorsement or instruction is neither forged nor counterfeited and is authorized;

d)                                     any applicable fiscal law that imposes duties on the Corporation at the time of the transfer has been complied with;

e)                                      the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable against the purchaser or imposed by law; and

f)                                       the transfer is rightful or is to a protected purchaser, pursuant to the Act respecting the transfer of securities and the establishment of security entitlements (Québec).

Shares that are not fully paid but for which no instalment is payable may only be transferred with the authorization of the board. The directors must reasonably verify the acquirer’s ability to pay for the shares before authorizing the transfer.

A share may not be transferred until all instalments payable up to the time of transfer have been fully paid.

8.8                               Non-recognition of Trusts

Subject to the Act, the Corporation may treat the registered owner of a share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payments in respect thereof and otherwise to exercise all the rights and powers of an owner of a share.

8.9                               Share Certificates

A share issued by the Corporation may be a certificated share or an uncertificated share. A certificated share is represented by a paper certificate in registered form, and an uncertificated share is represented by an entry in the securities register in the name of the shareholder.

Unless otherwise provided in the articles of the Corporation, shares are issued as certificated shares unless the board determines, by resolution, that the shares of any class or series or certain shares of a class or series are to be issued as uncertificated shares.

The board may also, by resolution, determine that a certificated share becomes an uncertificated share as soon as the paper certificate is surrendered to the Corporation.

Inversely, the board may, by resolution, determine that an uncertificated share becomes a certificated share on delivery to the shareholder of a certificate in the shareholder’s name or, in the case of a control agreement under the Act respecting the transfer of securities and the establishment of security entitlements (Québec), on delivery to the purchaser, within the meaning of the Act respecting the transfer of securities and the establishment of security entitlements (Québec), of a certificate in the purchaser’s name, unless there are provisions inconsistent with such a control agreement, in which case those provisions apply. The board must give notice of the resolution to the shareholders of the classes or series of shares concerned.

8.10                        Certificated Shares

In the case of certificated shares, the Corporation must issue to the shareholder, without charge, a certificate in registered form.

Share certificates shall be in such form as the board may from time to time approve.

Subject to any resolution of the board providing otherwise, the share certificates of the Corporation must be signed by any one of the Corporation’s directors or officers or by a person acting in their name. The signature may be affixed by an automatic device or electronic process.

In the absence of any evidence to the contrary, the certificate is proof of the shareholder’s title to the shares represented by the certificate.

Share certificates need not be under corporate seal.

8.11                        Uncertificated Shares

In the case of uncertificated shares, the Corporation must send the shareholder a written notice containing the information required under the Act.

8.12                        Replacement of Share Certificates

If the shareholder of a certificated share claims that the certificate has been lost, wrongfully taken or destroyed, the Corporation must issue a new certificate if the shareholder:

a)                                     so requests before the Corporation has notice that the lost, wrongfully taken or allegedly destroyed certificate has been delivered to a protected purchaser, as such term is defined in the Act respecting the transfer of securities and the establishment of security entitlements (Québec);

b)                                     provides security sufficient in the Corporation’s judgment to protect the Corporation from any loss that the Corporation may suffer by issuing a new certificate; and

c)                                      satisfies any other reasonable requirements imposed by the Corporation.

8.13        Joint Shareholders

If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.14                        Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and upon compliance with the reasonable requirements of the Corporation.

9 - DIVIDENDS AND RIGHTS

9.1                               Dividends

Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares or options or rights to acquire fully paid shares of the Corporation.

If shares of the Corporation are issued in payment of a dividend, the Corporation may add all or part of the value of those shares to the appropriate issued and paid-up share capital account.

The Corporation may not declare and pay a dividend, except by issuing shares or options or rights to acquire shares, if there are reasonable grounds for believing that the Corporation is, or would after the payment be, unable to pay its liabilities as they become due.

The Corporation may deduct from the dividends payable to a shareholder any amount due to the Corporation by the shareholder, on account of calls for payment or otherwise.

9.2                               Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s banks or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at such holder’s address recorded in the Corporation’s securities register, unless in each case such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address is recorded in the Corporation’s securities register in respect of such joint holding, the cheque shall be mailed to the first address so appearing. The mailing of such cheque, in such manner, unless the cheque is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3                               Non-receipt or Loss of Cheques

In the event of non-receipt or loss of any dividend cheque by the person to whom it is sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt or loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.4                               Record Date for Dividends and Rights

If the Corporation is a reporting issuer or has 50 or more shareholders, the board may fix in advance, in a specified manner, a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend, participate in a liquidation distribution or for any other purpose. If no record date is fixed in advance, the record date for the determination of the shareholders entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

9.5                               Unclaimed Dividends

Any dividend unclaimed after a period of two years from the date on which the dividend has been declared to be payable shall be forfeited and shall revert to the Corporation.

10 - NOTICES

10.1                        Method of Giving Notices

Any notice, communication or document (“notice”) to be given or sent pursuant to the Act, the articles, a unanimous shareholder agreement, the by-laws or otherwise to a shareholder, director, officer or auditor shall be sufficiently given or sent if given or sent by prepaid mail, prepaid transmitted, recorded, or electronic communication capable of providing a written copy of such notice, or delivered personally to such person’s latest address as shown on the securities register of the Corporation or, in the case of a director, if more current, the address as shown in the most recent declaration filed under the Act Respecting the Legal Publicity of Enterprises (Québec). A notice shall be deemed to have been received on the date when it is delivered personally, or on the fifth day after mailing, or on the date of dispatch of a transmitted or recorded electronic communication. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor in accordance with any information believed by the secretary to be reliable.

10.2                        Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.3                        Computation of Time

In computing the date when notice must be sent under any provision requiring a specified period of days’ notice of any meeting or other event, the period of days shall commence on the day following the sending of such notice and shall terminate on the day preceding the date of the meeting or other event provided that the last day of the period shall not be a non-business day.

10.4                        Undelivered Notices

If any notice given to a shareholder pursuant to section 10.1 is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notice to such shareholder until such shareholder informs the Corporation in writing of the shareholder’s new address.

10.5                        Omissions and Errors

The accidental omission to give or send any notice to any shareholder, director, officer or auditor, or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise based thereon.

10.6                        Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given or sent to the shareholder from whom the person derives title to such share prior to that person’s name and address being entered on the securities register (whether such notice was given or sent before or after the happening of the event upon which that person becomes so entitled) and prior to that person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

10.7                        Waiver of Notice

Any shareholder (or shareholder’s duly appointed proxyholder), director, officer or auditor may at any time waive the giving or sending of any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the articles, a unanimous shareholder agreement, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or sending or in the time of such notice, as the case may be.

Any such waiver or abridgement shall be in writing or given by electronic signature except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

THE PRESENT BY-LAW WAS ADOPTED BY THE DIRECTORS AND SANCTIONED BY THE SHAREHOLDERS OF THE CORPORATION ON JULY 14, 2017 AND REPLACES THE GENERAL BY-LAWS OF THE CORPORATION.